UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

300 Holiday Square Blvd. Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Facility Agreement

On March 6, 2012, Globalstar, Inc. entered into Amendment Letter No. 9 to its Facility Agreement which extends to December 31, 2012 the availability period to utilize the funds remaining under the Facility; delays the last date for final in-orbit acceptance of 24 second-generation satellites to April 30, 2013; delays the first repayment date for principal payments to the earlier of eight months after the fourth launch of second-generation satellites or June 30, 2013; and amends certain covenants including (a) adjusted consolidated EBITDA, (b) debt service coverage ratio and (c) net debt to adjusted consolidated EBITDA.

Item 2.02 Results of Operations and Financial Condition.

On March 12, 2012, Globalstar issued a press release to report 2011 fourth quarter and full year financial results. The text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

During Globalstar’s previously announced conference call at 10 a.m. Eastern Time on March 12, 2012, written presentation materials will be used and will be available on the company’s website. The text of the presentation materials is furnished as Exhibit 99.2 to this Form 8-K.

The information in this Current Report on Form 8-K and the Exhibits attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated March 12, 2012

99.2 Presentation materials dated March 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ James Monroe III
James Monroe III Chairman and Chief Executive Officer

Date: March 12, 2012